EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2002, except for Note 11 as to which the date is June 21, 2002, relating to the consolidated financial statements of Agile Software Corporation, which appears in Agile Software Corporation’s Annual Report on Form 10-K for the year ended April 30, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

February 13, 2003